Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sigilon Therapeutics, Inc. of our report dated August 21, 2020 except for the effects of the reverse stock split discussed in Note 17 to the financial statements, as to which the date is November 30, 2020, relating to the financial statements of Sigilon Therapeutics, Inc, which appears in Sigilon Therapeutics, Inc.’s Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-250070).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 14, 2020